                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SouthTrust Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         (SOUTHTRUST CORPORATION LOGO)

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 18, 2001

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of SouthTrust Corporation ("SouthTrust") will be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 18, 2001, at 9:00 a.m. Central Time, for the following purposes:

          (1) To elect four (4) persons to the Board of Directors of SouthTrust, each person to serve a three-year term and until such person's successor is duly elected and qualified; and

          (2) To transact such other business as may properly come before the Annual Meeting.

     Holders of Common Stock of SouthTrust of record at the close of business on February 23, 2001 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, and we hope you will be present at the Annual Meeting. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE VOTE THE ENCLOSED PROXY SO THAT SOUTHTRUST MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You are requested to complete, date, sign and return the enclosed Proxy Card in the postage-paid envelope included for your convenience, or, in the alternative, you may vote via the Internet at www.proxyvote.com or by telephone at the number noted on the enclosed voting information form. Submitting your proxy with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ ALTON E. YOTHER
                                          ALTON E. YOTHER
                                          Secretary

Birmingham, Alabama
March 12, 2001

                         (SOUTHTRUST CORPORATION LOGO)

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 18, 2001

     The accompanying proxy is solicited on behalf of the Board of Directors of SouthTrust Corporation, a Delaware corporation ("SouthTrust"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of SouthTrust to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 18, 2001 at 9:00 a.m., Central Time. It is anticipated that this proxy material will be mailed to stockholders on or about March 12, 2001.

     The matter to be considered at the Annual Meeting is the election of four directors, each person to serve a three-year term and until such person's successor is duly elected and qualified. All shares of Common Stock represented by an executed and completed proxy received by SouthTrust in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for the election of the four nominees named herein as directors. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of SouthTrust either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

     All expenses of solicitation of proxies will be paid by SouthTrust. SouthTrust will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Common Stock of SouthTrust. In addition to the use of the U. S. Postal System, proxies may be solicited by telephone, by telecopy, by other electronic means or personally by the directors, officers and employees of SouthTrust, who will receive no extra compensation for their services.

     As of February 23, 2001, the record date for the Annual Meeting, there were issued and outstanding 170,548,053 shares of Common Stock of SouthTrust. The holders of each such issued and outstanding share of Common Stock of SouthTrust are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of SouthTrust is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) any required instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum. Since each of the matters to be voted on at the Annual Meeting is determined by a majority of the votes cast at the Annual Meeting, abstentions and broker non-votes will not affect the election of directors.

                             ELECTION OF DIRECTORS

     The Restated Bylaws of SouthTrust provide for a Board of Directors of not fewer than three nor more than sixteen members. The Restated Certificate of Incorporation and the Restated Bylaws of SouthTrust provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the Proxy Statement, the Board of Directors consists of twelve persons.

CURRENT NOMINEES

     The Board of Directors proposes to nominate the four persons named below for election as directors, such persons to serve until the 2004 Annual Meeting of Stockholders and until their successors have been elected and shall have qualified.

     The names, ages and principal occupations during the past five years of the nominees, the year each nominee first became a director of SouthTrust, and the number and percentage of shares of SouthTrust's Common Stock owned beneficially by each nominee as of December 31, 2000 are as follows:

                                                                        NUMBER AND PERCENT
                                                                        OF SHARES OF COMMON
                                                                        STOCK OF SOUTHTRUST
NAME, AGE AND PRINCIPAL                                 DIRECTOR       BENEFICIALLY OWNED AS
OCCUPATION OF NOMINEES                                   SINCE         OF DECEMBER 31, 2000
-----------------------                             ----------------   ---------------------
Carl F. Bailey (70)...............................  October 16, 1996             38,797
  President, BDI                                                                   0.02%
  (beverage distributor)
  Formerly Chairman and
  Chief Executive Officer,
  South Central Bell Telephone Co.
  (telephone and communications)

John M. Bradford (62).............................  April 23, 1987               40,409(1)
  Chairman and                                                                     0.02%
  Chief Executive Officer,
  Mrs. Stratton's Salads, Inc.
  (processor of prepared salads)

William C. Hulsey (62)............................  April 16, 1986            1,236,559(2)
  Chairman and Chief Executive                                                     0.73%
  Officer, Arlington Properties, Inc.
  (real estate development)

Wallace D. Malone, Jr. (64).......................  August 2, 1972            3,877,106(3)
  Chairman, President and                                                          2.29%
  Chief Executive Officer,
  SouthTrust Corporation

---------------

(1) Includes 10,600 shares held by Mr. Bradford's wife.
(2) Includes 17,000 shares held by Mr. Hulsey's wife, 9,989 shares held in a custodial capacity by Mr. Hulsey's wife and 1,073,895 shares held by a family limited liability company of which Mr. Hulsey is Managing Member.
(3) Includes 44,537 shares held by Mr. Malone's wife, 457,500 shares held by a limited partnership and 21,082 shares held in a trust, both over which Mr. Malone exercises voting and dispositive power, 477,953 shares held in Mr. Malone's account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Malone, by virtue of allocating elections to various funds, possesses dispositive power, and 1,011,109 shares that are subject to options exercisable within 60 days of December 31, 2000.

     Messrs. Bradford, Hulsey and Malone were elected at the 1998 Annual Meeting of Stockholders, and Mr. Bailey was elected at the 1999 Annual Meeting of Stockholders.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than four persons.

THE BOARD OF DIRECTORS OF SOUTHTRUST RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

     The following tabulation sets forth certain information with respect to those persons who were elected as directors of SouthTrust at previous Annual Meetings of Stockholders or otherwise (and who will continue to serve as directors following the Annual Meeting):

                                                                        NUMBER AND PERCENT OF
                                                                          SHARES OF COMMON
                                          CURRENT                        STOCK OF SOUTHTRUST
NAME, AGE AND                              TERM         DIRECTOR        BENEFICIALLY OWNED AS
PRINCIPAL OCCUPATION                      EXPIRES         SINCE         OF DECEMBER 31, 2000
--------------------                      -------   -----------------   ---------------------
Julian W. Banton (60)...................   2002     July 16, 1997              453,631(1)
  President and Chief Executive                                                   0.27%
  Officer, SouthTrust Bank
  (commercial bank; subsidiary of
  SouthTrust)
H. Allen Franklin (56)..................   2002     April 20, 1994              17,818
  President and Chief Operating                                                   0.01%
  Officer, Southern Company
  (electric utility)
Donald M. James (52)....................   2002     December 16, 1998            5,396
  Chairman and Chief Executive                                                       *
  Officer, Vulcan Materials
  Company (construction materials and
  chemicals)
Rex J. Lysinger (63)....................   2002     December 18, 1996            9,231
  Management Consultant                                                              *
  Formerly Chairman and Chief Executive
  Officer, Energen Corporation
  (diversified energy company) and
  Alabama Gas Corporation (gas utility)
William A. Coley (57)...................   2003     April 21, 1999               4,708
  Group President,                                                                   *
  Duke Energy Corporation
  (electric utility)
Allen J. Keesler, Jr. (62)..............   2003     January 15, 1992            21,479(2)
  Management Consultant                                                           0.01%
  Formerly President and Chief Executive
  Officer, Florida Power Corporation
  (electric utility)
Judy M. Merritt (57)....................   2003     December 7, 2000               675
  President                                                                          *
  Jefferson State Community College
  (public community college)

                                                                        NUMBER AND PERCENT OF
                                                                          SHARES OF COMMON
                                          CURRENT                        STOCK OF SOUTHTRUST
NAME, AGE AND                              TERM         DIRECTOR        BENEFICIALLY OWNED AS
PRINCIPAL OCCUPATION                      EXPIRES         SINCE         OF DECEMBER 31, 2000
--------------------                      -------   -----------------   ---------------------
Van L. Richey (51)......................   2003     December 18, 1996           10,407
  President and Chief Executive                                                      *
  Officer, American Cast Iron Pipe Co.
  (cast iron pipe manufacturer)

---------------

(1) Includes 26,673 shares that are owned by Mr. Banton's wife, and 252,525 shares that are subject to stock options exercisable within 60 days of December 31, 2000.
(2) Includes 3,750 shares held by Mr. Keesler's wife and 10,000 shares held by a Keesler family limited partnership.
  * Indicates ownership of less than 0.01% of the outstanding SouthTrust Common Stock.

     Of the directors named above, Messrs. Franklin, Lysinger, Banton and James were elected at the 1999 Annual Meeting of Stockholders and Messrs. Coley, Keesler and Richey were elected at the 2000 Annual Meeting of Stockholders. Dr. Merritt was elected by the Board of Directors on December 7, 2000 to fill a vacancy on the Board of Directors. All of such persons are to serve for the terms indicated.

     Mr. Bailey is a trustee of Colonial Properties Trust, Mr. Franklin is a director of The Southern Company and Georgia Power Company, Mr. Lysinger, Mr. Banton and Dr. Merritt are each directors of Energen Corporation, Mr. James is a director of Vulcan Materials Company, Protective Life Corporation and The Southern Company, and Mr. Malone is a director of Alabama Power Company. Each of these corporations has securities registered under the Securities Exchange Act of 1934.

     SouthTrust has a Human Resources Committee of the Board of Directors, consisting of Messrs. Bailey, Franklin and Hulsey (with Mr. Bailey serving as Chairman), which sets compensation for the executive officers of SouthTrust and administers the employee benefit plans of SouthTrust, including the 1990 Discounted Stock Plan, the Amended and Restated Senior Officer Performance Incentive Plan, the Amended and Restated Long-Term Incentive Plan (including the predecessor stock option plans) and the Discount Stock Payroll Purchase Plan. The Human Resources Committee held six meetings during 2000.

     SouthTrust does not have a Nominating Committee of the Board of Directors. The functions of a Nominating Committee are filled by the Board of Directors.

     SouthTrust has an Audit Committee of the Board of Directors which is comprised of three independent members, as defined by the National Association of Securities Dealers, Inc. ("NASD"). SouthTrust's Common Stock is traded on The Nasdaq Stock Market, Inc., which is a subsidiary of NASD. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as SouthTrust's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of SouthTrust and its affiliates and reviews comments from the affiliates as to exceptions noted in the reports. The Audit Committee held four meetings during 2000.

     During fiscal year 2000, SouthTrust retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees..................................................  $  541,973
Financial Information Systems Design and Implementation
  Fees......................................................           0
All other fees..............................................     682,365
                                                              ----------
          Total.............................................  $1,224,338
                                                              ==========

The Audit Committee has considered whether the provision of non-audit services by SouthTrust's principal auditor is compatible with maintaining auditor independence.

     The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2000 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU sec. 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in SouthTrust's Annual Report on Form 10-K for filing with the Commission.

     The names of each member of SouthTrust's Audit Committee are: Allen J. Keesler, Jr., Rex J. Lysinger and William C. Hulsey. Mr. Keesler serves as Chairman of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. A copy of the Audit Committee's written charter is included as Appendix A.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 2000, the Board of Directors held five regular and special meetings. Directors of SouthTrust were paid $3,500 per calendar quarter and, in addition, $3,000 per regular and special meeting attended and $750 per committee meeting attended. Directors who are also employees of SouthTrust are not compensated for their service as directors or for attendance at meetings of the Board of Directors. Directors may receive these fees in cash, or they may participate in two plans maintained by SouthTrust with respect to director's fees. The Deferred Compensation Plan allows directors to defer director's fees paid during the year until the earlier of death or attainment of age 70. The Director's Stock Purchase Plan allows directors to elect that all or any portion of their director's fees be used to purchase SouthTrust Common Stock on the director's behalf through the SouthTrust Corporation Dividend Reinvestment and Common Stock Purchase Plan. An amount equal to 25% of the election amount is added to the election amount and used to purchase SouthTrust Common Stock at the then market rate. All of the eligible directors participate in the Director's Stock Purchase Plan. In addition, all directors attended more than 75% of the meetings of the Board of Directors (including any meetings of any committee thereof of which they are members).

STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

     The following tabulation sets forth certain information as of the date indicated with respect to those executive officers of SouthTrust and its subsidiaries (who are not also directors of SouthTrust), including the number and percentage of shares of SouthTrust's Common Stock owned beneficially by each such person, and with respect to all executive officers and directors of SouthTrust as a group:

                                                                      NUMBER AND PERCENT OF
                                                                        SHARES OF COMMON
                                                       POSITION        STOCK OF SOUTHTRUST
NAME AND AGE                                             HELD         BENEFICIALLY OWNED AS
OF EXECUTIVE OFFICER(1)            OFFICE(2)             SINCE        OF DECEMBER 31, 2000
-----------------------        ------------------    -------------    ---------------------
Thomas H. Coley (58).......    Division President    July 20, 1999             156,518(3)
                               of SouthTrust Bank                                 0.09%
E. Frank Schmidt (59)......    Division President    July 20, 1999             264,399(4)
                               of SouthTrust Bank                                 0.16%
R. Glenn Eubanks (52)......    Division President    July 20, 1999             133,433(5)
                               of SouthTrust Bank                                  .08%

All Executive Officers and                                                   6,384,707
Directors as a Group.......    N/A                   N/A                          3.77%
  (17 persons)

---------------

(1) Information with respect to Wallace D. Malone, Jr., Chairman, President and Chief Executive Officer of SouthTrust, and with respect to Julian W. Banton, President and Chief Executive Officer of SouthTrust Bank is set forth in the preceding tables.

(2) All officers of SouthTrust and its subsidiaries are elected annually by the Board of Directors of SouthTrust or the respective subsidiary.
(3) Includes 99,706 shares subject to stock options exercisable within 60 days of December 31, 2000.
(4) Includes 884 shares held in a custodial capacity, 19,455 shares held in Mr. Schmidt's account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Schmidt, by virtue of allocating elections to various funds, possesses dispositive power, and 96,793 shares subject to stock options exercisable within 60 days of December 31, 2000.
(5) Includes 9,219 shares held in Mr. Eubanks' account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Eubanks, by virtue of allocating elections to various funds, possesses dispositive power, and 65,526 shares subject to stock options exercisable within 60 days of December 31, 2000.

                             EXECUTIVE COMPENSATION

     The following information provides certain details concerning the cash and equity-based compensation payable to certain executives of SouthTrust as well as certain other information.

FIVE YEAR TOTAL STOCKHOLDER RETURN

     The following indexed graph compares the cumulative total stockholders' return on SouthTrust Common Stock for the past five years with the cumulative total return of the Standard and Poor's 500 Index and the Standard and Poor's Major Regional Bank Index during the same period. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1995, and that dividends received were immediately reinvested in additional shares. The graph depicts the value of the initial $100 investment at one-year intervals.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             SOUTHTRUST CORPORATION
                    (PERFORMANCE THROUGH DECEMBER 31, 2000)

                                                                                                         S&P MAJOR REGIONAL BANK
                                                 SOUTHTRUST CORPORATION           S&P 500 INDEX                   INDEX
                                                 ----------------------           -------------          -----------------------
Dec-95                                                   $  100                      $  100                      $  100
Dec-96                                                   $  140                      $  123                      $  137
Dec-97                                                   $  261                      $  164                      $  205
Dec-98                                                   $  232                      $  211                      $  227
Dec-99                                                   $  243                      $  255                      $  195
Dec-00                                                   $  271                      $  232                      $  249

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors of SouthTrust annually establishes the compensation of the executive officers of SouthTrust and certain of its subsidiaries. In doing so, the Human Resources Committee's primary objective is to ensure that the compensation programs for executives motivate executives to produce superior performance for SouthTrust and to provide superior returns to stockholders of SouthTrust.

     An executive's compensation is established after a careful review of competitive practices to ensure that the total compensation opportunity afforded such executive compares favorably to similarly situated executives at peer financial institutions. A significant portion of an executive's total compensation is variable and is based on short-term and long-term performance of SouthTrust. Short-term performance of SouthTrust is rewarded, in the case of the senior executive officers of SouthTrust, by annual cash bonuses under the Senior Officer Performance Incentive Plan and, in the case of certain other executives of SouthTrust, by annual cash bonuses under a similar incentive plan, the amount and criterion of which are established in advance by the Human Resources Committee. The Long-Term Incentive Plan (and prior to its adoption, predecessor stock option plans of SouthTrust) is the principal mechanism for rewarding executives for the long-term performance of SouthTrust.

     The following is a description of the compensation programs of SouthTrust and the manner in which such plans relate to the objectives outlined above:

  Base Salary

     The base salaries of the five highest paid executives of SouthTrust are listed in the Summary Compensation Table. The base salary of each executive is reviewed annually by the Human Resources Committee. Each executive's base pay is determined by considering the performance of the individual as well as the executive's experience and total responsibility in comparison to other executives of SouthTrust and executives of peer institutions. In doing so, the Human Resources Committee seeks to ensure that the base salary of each executive is competitive and rewards the executive for the executive's performance and total contribution to the success of SouthTrust.

     As part of this process, the Human Resources Committee reviews a number of salary surveys produced by various compensation consulting firms. While this survey data includes banking institutions from across the country, the Human Resources Committee primarily concentrates on data from SouthTrust's peer institutions, which the Human Resources Committee considers to be southeastern banks and bank holding companies with total assets ranging from $15 to $70 billion. Although this group is not identical to Standard and Poor's Major Regional Bank Index, many of these institutions are included in such index. These peer institutions were selected because they are located within SouthTrust's operating region and are of an asset size that is significant but not greatly in excess of SouthTrust's asset size. In establishing the 2000 base salaries for the executives listed in the Summary Compensation Table, the Human Resources Committee considered the base salary of each such executive, the performance and experience of each such executive and the base salaries for comparable executives reported by the peer institutions. Comparing SouthTrust to this survey data of peer institutions of its approximate size and without any regard for any other variable, the surveys indicated that the base salaries of the executives of SouthTrust listed in the Summary Compensation Table varied by position, but in general were at approximately the 50th percentile of the array of base salaries reported by such peer institutions.

  Annual Incentive Compensation

     The Senior Officer Performance Incentive Plan is designed to reward senior executives annually for achieving the after-tax net income goals of SouthTrust for the preceding year. Upon completion of the business plan for the forthcoming year, the Chief Executive Officer of SouthTrust presents to the Human Resources Committee the net income goal of SouthTrust on a consolidated basis and the net income goals of the various subsidiaries of SouthTrust for such year. The Senior Officer Performance Incentive Plan has been approved by stockholders and is designed to pay compensation that qualifies as "performance based" compensation under the terms and provisions of Section 162(m) of the Internal Revenue Code. The Company also maintains a companion Officer Performance Incentive Plan that allows for other performance measures besides net income that is not covered by
Section 162.

     With respect to the executive officers named in the Summary Compensation Table, the potential incentive award for each executive under either the Senior Officer Performance Incentive Plan or its companion Officer Performance Incentive Plan is dependent upon each executive's level of responsibility and the judgement of the Human Resources Committee of the executive's potential contribution to the achievement of the particular net income goals. For 2000, the range of potential awards for such executives, other than the Chief Executive Officer, under the plans was between 33.34% and 130% of the executive's annual base salary, with each individual executive being assigned minimum, target and maximum awards. An executive whose award is based upon a net income goal of SouthTrust earns no award if less than 95% of the target goal is achieved, earns incremental percentages of the award if more than 95% but less than 105% of the target goal is achieved and earns the maximum award if 105% of the target goal is achieved.

     The amounts awarded SouthTrust's five highest paid executives in 2000 under the Senior Officer Performance Incentive Plan or the companion Officer Performance Incentive Plan are included in the Annual Compensation-Bonus column of the Summary Compensation Table. Comparing SouthTrust to the peer institutions described above, the incentive opportunities available to eligible executives under the Senior Officer Performance Incentive Plan approximates the average opportunities available at other peer institutions.

  Long-Term Incentive Compensation

     The Long-Term Incentive Plan of SouthTrust makes available to the Human Resources Committee various methods of compensating and rewarding executives of SouthTrust, including the grant or award of stock options, stock appreciation rights, restricted stock and performance units/shares. The various grants or awards under the Long-Term Incentive Plan are used by the Human Resources Committee to reward management decisions that result in the long-term success of SouthTrust. The Long-Term Incentive Plan was adopted by SouthTrust in 1996 and amended in 1998, 1999 and further amended and restated and ratified in 2000, and except for outstanding grants of stock options, replaced the predecessor stock option plans of SouthTrust.

     The Human Resources Committee believes that stock ownership encourages and rewards management decisions that result in the long-term success of SouthTrust. In the past, stock options have been one of SouthTrust's principal long-term incentive mechanisms, and the Human Resources Committee anticipates that the various stock ownership mechanisms offered by the Long-Term Incentive Plan will be used to further such stock ownership by executives.

     Stock Options and Purchase Rights. The value of stock options is dependent upon an appreciation in the value of the underlying shares of Common Stock. To encourage a long-term perspective, options have a ten-year exercise period, and beginning with grants made in 2000 options cannot be exercised before a three-year period has elapsed from grant date.

     The Board of Directors of SouthTrust determines the aggregate number of shares of Common Stock to be allocated annually for use in connection with the grant of stock options, and the Human Resources Committee then grants stock options to particular executives. The number of shares of Common Stock subject to options granted by the Human Resources Committee to a particular executive is determined in light of the executive's level of responsibility, seniority and previous grants of stock options to such executive.

     Information respecting the peer institutions described above indicates that the shares of Common Stock subject to stock options granted to SouthTrust's most highly compensated executives, other than the Chief Executive Officer, during 2000 in general approximated the average grants reported with respect to comparable executives of peer institutions of comparable size to SouthTrust. In addition, the total number of shares of Common Stock subject to outstanding stock options as of September 30, 2000, as a percentage of SouthTrust's then total outstanding Common Stock, is below the median reported by peer institutions of comparable size to SouthTrust.

     The SouthTrust Corporation Discount Stock Payroll Purchase Plan (the "Discount Stock Plan") is maintained by SouthTrust to provide eligible participants with the opportunity to purchase Common Stock of SouthTrust through accumulated payroll deductions. This plan is intended to be a broad-based stock ownership plan qualified under Section 423 of the Internal Revenue Code, and as such is not intended to be used as a vehicle for executive compensation.

     Other Stock-Based Incentive Compensation. Under the Long-Term Incentive Plan, one of the mechanisms available to the Human Resources Committee is the award of performance units/shares. The number of performance units/shares granted to a particular executive, as well as the vesting of such performance units/shares, is contingent upon certain performance goals and/or conditions being met over a period of time. The Human Resources Committee determines whether and to what extent the grants have been earned; such grants are payable in cash, shares of Common Stock of SouthTrust or a combination thereof, as specified in the grant, with the fair market value of performance units/shares (based on the then trading value of SouthTrust's Common Stock) being determined as of the date earned.

     The percentage of the shares of Common Stock of SouthTrust subject to outstanding grants of performance units/shares as of December 31, 2000 falls somewhat below the median percentage reported by peer institutions of comparable size to SouthTrust.

     Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress has limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers. The proposed regulations provide an exception from this limitation for certain performance-based compensation, assuming that various requirements are met. The Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan are designed to satisfy this exception for awards issued thereunder. The Officer Performance Incentive Plan is not. The stockholders of SouthTrust previously have approved the material terms and conditions of the performance goals under which compensation is to be paid pursuant to the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan. Accordingly, SouthTrust anticipates being entitled to deduct an amount equal to the taxable income reportable by each participant in the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan as a result of any award made under the respective plan up to a maximum limit of $4,000,000 per participant in any given year with respect to the Senior Officer Performance Incentive Plan and, with respect to the Long-Term Incentive Plan, up to $3,000,000 per participant in any given year, plus any amounts that may be deductible with respect to grants of stock, stock options or restricted stock, up to 1,125,000 shares per participant in any given year. It is anticipated that awards payable to executives who earn them under the Officer Performance Incentive Plan will also be deductible although the plan is not qualified under this provision of the Internal Revenue Code, because the amount of the awards together with other non-performance based compensation will not exceed the limits established by OBRA. To the extent feasible, the Human Resources Committee of SouthTrust intends that awards of compensation under its various incentive plans to its executive officers qualify for deductibility under OBRA, but the Human Resources Committee and the Board of Directors of SouthTrust reserve the right, in light of the overall goals and objectives of SouthTrust, to exceed such limitation if it is determined to be in the best interest of SouthTrust and its stockholders.

  Chief Executive Officer Compensation

     The Human Resources Committee meets in executive sessions to review the Chief Executive Officer's salary and periodically engages independent consultants to advise the Human Resources Committee on the compensation practices of similarly situated institutions.

     The 2000 base salary for the Chief Executive Officer was established after a review of the salaries of comparable executives of the peer institutions referred to above. This analysis contained information on all components of the Chief Executive Officer's compensation. For 2000, the Human Resources Committee elected not to increase the Chief Executive Officer's base salary from the level it was in 1999, but rather to provide him with additional retirement income that has a present value equal to the present value a 6 percent base salary increase would have on his total compensation over the following four years. The Chief Executive Officer's base salary for 2000 was below the 80th percentile of the array of salaries for chief executive officers of all peer institutions as reported by such institutions.

     For 2000, the Human Resources Committee did not change the opportunity available to the Chief Executive Officer under the Senior Officer Performance Incentive Plan. Under this plan, the Chief Executive Officer may earn a payment under the plan that ranges from 66.67% to 200% of base compensation depending on the percentage achievement of SouthTrust's net income goal. No award is earned if less than 95% of the target goal is achieved, and incremental percentages of the award are earned if more than 95% but less than 105% of the target goal is achieved. The maximum award is payable if 105% of the target goal is achieved. Since SouthTrust's 2000 net income slightly exceeded the target goal established by the Human Resources Committee, the incentive award paid the Chief Executive Officer under the Senior Officer Plan was equal to 139.87% of base salary.

     During 2000, the Chief Executive Officer was granted annual stock options to purchase 175,000 shares of Common Stock through a grant awarded in the course of the annual grant process including all eligible employees. The stock option of 175,000 shares awarded to the Chief Executive Officer was the same number of shares granted as a part of the annual grant process for all eligible employees in January of 1999, but considerably less than the total shares granted in all of 1999. The 2000 annual stock option award, as a percentage of base salary, is about average when compared to the awards reported by the peer institutions of comparable size to SouthTrust. In addition, in 2000 the Human Resources Committee also awarded to the Chief Executive Officer 20,250 performance units/shares. The 2000 grant of the performance units/shares to the Chief Executive Officer is for a 36-month performance period beginning on January 1, 2000, and ending December 31, 2002. The amount of the payment will vary depending upon the performance attained. The amount of the payment made in 2000 to the Chief Executive Officer in 2000 in respect of performance units/ shares, when compared to other peer institutions and weighted in terms of a percentage of base salary, is average to that reported by peer institutions of comparable size to SouthTrust.

  Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     During 2000, the members of the Human Resources Committee were as follows:

        Carl F. Bailey, Chairman
        William C. Hulsey
        H. Allen Franklin

     None of the members of the Human Resources Committee have served as officers of SouthTrust or any of its subsidiaries. During 2000, Mr. Malone served as a member of the Compensation Committee of American Cast Iron Pipe Co., of which Mr. Richey is President and Chief Executive Officer. None of the Human Resources Committee members have any other relationship to SouthTrust or any of its subsidiaries other than as customers of SouthTrust's subsidiary bank, in the ordinary course of business.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information concerning compensation for services rendered to SouthTrust by SouthTrust's Chief Executive Officer and the four other most highly compensated executive officers of SouthTrust for each of the last three fiscal years:

                                  ANNUAL COMPENSATION(1)                                     LONG TERM COMPENSATION
                             --------------------------------                    ----------------------------------------------
                                                                                           AWARDS                    PAYOUTS
                                                                                 --------------------------       -------------
                                                                     OTHER       RESTRICTED
                                                                     ANNUAL        STOCK         OPTIONS              LTIP
                                                                  COMPENSATION     AWARDS        (NUMBER             PAYOUTS
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)    BONUS($)(2)         ($)(3)         ($)        OF SHARES)              ($)
---------------------------  ----   ---------   -------------     ------------   ----------   -------------       -------------
Wallace D. Malone, Jr.,....  2000   $975,000     $1,436,667         $73,347         N/A          175,000           $1,076,169
  Chief Executive Officer    1999    975,000      1,856,400          64,167         N/A          535,000(5)         1,350,463
  of SouthTrust              1998    900,000      1,425,000(4)       54,453         N/A          900,001(6)(7)        958,776(4)
Julian W. Banton...........  2000    600,000        578,315           6,750         N/A           75,000              484,276
  Chairman, President and    1999    492,333        609,312           5,347         N/A           65,000              540,185
  Chief Executive Officer    1998    414,000        464,000               0         N/A           49,501(7)           403,420
  of SouthTrust Bank
Thomas H. Coley,...........  2000    268,334        186,449           4,875         N/A           20,000              247,519
  Division President         1999    260,000        188,294               0         N/A           20,000              155,303
  of SouthTrust Bank         1998    255,000        153,255               0         N/A           15,001(7)           298,635
E. Frank Schmidt,..........  2000    270,000        235,772           5,350         N/A           23,500              247,519
  Division President         1999    255,000        201,659               0         N/A           20,000              270,093
  of SouthTrust Bank         1998    240,000        165,600               0         N/A           15,001(7)           275,058
R. Glenn Eubanks...........  2000    270,000        193,835           8,900         N/A           23,500              215,234
  Division President         1999    255,000        162,729               0         N/A           20,000              249,836
  of SouthTrust Bank         1998    240,000        134,568               0         N/A           15,000(7)           214,808


                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION      ($)
---------------------------  ------------
Wallace D. Malone, Jr.,....     $90,675(8)
  Chief Executive Officer        88,342(8)
  of SouthTrust                  75,180(8)
Julian W. Banton...........      55,800(9)
  Chairman, President and        44,620(9)
  Chief Executive Officer        37,105(9)
  of SouthTrust Bank
Thomas H. Coley,...........      24,955(9)
  Division President             23,573(9)
  of SouthTrust Bank             22,850(9)
E. Frank Schmidt,..........      25,110(9)
  Division President             23,182(9)
  of SouthTrust Bank             21,573(9)
R. Glenn Eubanks...........      25,110(9)
  Division President             23,133(9)
  of SouthTrust Bank             21,501(9)

---------------

(1) Although each person received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of such person's salary and bonus in any year.
(2) Represents amounts paid to each executive officer under the Senior Officer Performance Incentive Plan as well as other bonuses paid for a given year.
(3) Represents life insurance premiums and additional taxes owed on the additional compensation paid by SouthTrust on behalf of each executive officer.
(4) Amounts reported for 1998 under the categories of Bonus and LTIP Payouts have been revised from the amounts set forth in the 1999 Proxy Statement for such categories in the same period to reflect proper classification of such amounts. The revisions do not change the aggregate compensation reported for 1998.
(5) Includes a special grant of a Non-Qualified Stock Option covering an aggregate of 360,000 shares of Common Stock, as described in the 1999 Proxy Statement.
(6) Includes special grants of Non-Qualified Stock Options covering an aggregate of 750,000 shares of Common Stock.
(7) Share amounts reflect adjustment for a 3 for 2 split of the common stock of SouthTrust effective February 26, 1998.
(8) Includes (i) $30,000 for Mr. Malone, which amount was withheld by SouthTrust from deferred compensation due Mr. Malone in 1998, in order to defray the costs of SouthTrust agreeing to pay Mr. Malone an annual sum, commencing at the age of 60 and continuing for the greater of his lifetime or 15 years,
    (ii) payments by SouthTrust to defined contribution plans maintained by SouthTrust (including qualified and non-qualified compensation plans) and
    (iii) the value of certain insurance coverage.
(9) Represents payments by SouthTrust to defined contribution plans maintained by SouthTrust (including qualified and non-qualified compensation plans) on behalf of the executive officers.

STOCK OPTIONS AND DISCOUNTED STOCK PLANS

     Pursuant to the Long-Term Incentive Plan (and the predecessor stock option plans of SouthTrust), SouthTrust grants to key employees of SouthTrust either incentive stock options ("ISO's") or non-qualified stock options ("NQSO's"), and pursuant to the 1990 Plan in 1999 and earlier years, and the Discount Stock Plan for years beginning in 2000 and afterwards, awards to purchase shares of Common Stock of SouthTrust at a discount are made to eligible employees, including executive officers of SouthTrust.

     The grant of stock options has been, and will be, made subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the Common Stock on the date a grant is determined to be made; (ii) no option may be exercised after ten years from the effective date of the grant; and (iii) such other conditions as the Human Resources Committee, which administers the Stock Option Plans, may determine.

     The 1990 Plan and the Discount Stock Plan were established in order to give all employees an opportunity to acquire equity interest in SouthTrust at a discount (17.5% in the case of the 1990 Plan and 15% in the case of the Discount Stock Plan) to the market price, and awards are made to all employees (including executive officers) who have completed five years of full time service to SouthTrust and its subsidiaries in the case of the 1990 Plan and two years of such service in the case of the Discount Stock Plan. A total of 1,114,789 shares of Common Stock of SouthTrust is reserved for issuance under the 1990 Plan, and the aggregate purchase price of shares of Common Stock awarded to each employee may not exceed 10% of the annual salary of each employee. Certain restrictions are imposed on the shares of Common Stock awarded under the 1990 Plan and the Discount Stock Plan and, under certain circumstances, SouthTrust may repurchase such shares. In December 1999, the Board of Directors took action to provide that there will be no further grants under the 1990 Plan.

     The following table sets forth information concerning grants of stock options and rights during fiscal year 2000 to each executive officer listed below:

                  OPTION AND RIGHT GRANTS IN FISCAL YEAR 2000

                                                           INDIVIDUAL GRANTS
                               --------------------------------------------------------------------------
                                                                                        POTENTIAL
                                            % OF TOTAL                               REALIZABLE VALUE
                                OPTIONS      OPTIONS     EXERCISE                ASSUMING RATES OF STOCK
                                GRANTED      GRANTED     OR BASE                  PRICE APPRECIATION OF
                               (NUMBER OF   EMPLOYEES     PRICE     EXPIRATION   ------------------------
            NAME                SHARES)      IN 2000      ($/SH)       DATE        5%(1)        10%(1)
            ----               ----------   ----------   --------   ----------   ----------   -----------
Wallace D. Malone, Jr........  175,000(2)      16.0%     37.8125    1/18/2010    $4,161,514   $10,546,093
Julian W. Banton.............   75,000(2)       6.9      37.8125    1/18/2010     1,783,506     4,519,754
Thomas H. Coley..............   20,000(2)       1.8      37.8125    1/18/2010       475,602     1,205,267
E. Frank Schmidt.............   23,500(2)       2.2      37.8125    1/18/2010       558,832     1,416,190
R. Glenn Eubanks.............   23,500(2)       2.2      37.8125    1/18/2010       558,832     1,416,190

---------------

(1) These numbers are calculated by comparing the exercise price of such options and the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year that the options are exercisable.
(2) Each of the options granted to the named executives in 2000 become exercisable on January 19, 2003. The exercisability of such options is not subject to any future performance-based condition.

     The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the executives listed below during 2000, along with the number and dollar value of any options remaining unexercised at year end:

                   AGGREGATED STOCK OPTION EXERCISES IN 2000
                      AND DECEMBER 31, 2000 OPTION VALUES

                                                                       NUMBER OF         VALUE OF
                                                                        SHARES          UNEXERCISED
                                                                      UNDERLYING       IN-THE-MONEY
                                                                      OPTIONS AT        OPTIONS AT
                                      NUMBER OF                      DECEMBER 31,      DECEMBER 31,
                                       SHARES                            2000              2000
                                      ACQUIRED                      EXERCISABLE(1)/   EXERCISABLE(1)/
NAME                                 ON EXERCISE   VALUE REALIZED    UNEXERCISABLE     UNEXERCISABLE
----                                 -----------   --------------   ---------------   ---------------
Wallace D. Malone, Jr..............    47,605        $1,114,519        1,011,109/       $7,091,378/
                                                                         633,188           305,984
Julian W. Banton...................    25,630           581,910          252,525/        3,786,081/
                                                                          75,000           698,625
Thomas H. Coley....................     5,000           103,218           99,706/        1,797,316/
                                                                          20,000           186,300
E. Frank Schmidt...................     9,155           208,110           96,793/        1,772,220/
                                                                          23,500           218,903
R. Glenn Eubanks...................         0                 0           65,526/          829,760/
                                                                          23,500           218,903

---------------

(1) Includes options exercisable within 60 days of December 31, 2000, but excludes options disposed of by gift as of such date.

     The following tabulation sets forth certain information regarding the number of performance units/shares or other rights granted under the Long-Term Incentive Plan of SouthTrust during 2000:

                   LONG-TERM INCENTIVE PLAN -- GRANTS IN 2000

                                                                     ESTIMATED FUTURE PAYOUTS
                                                    PERFORMANCE          UNDER NON-STOCK
                                      NUMBER OF       OR OTHER          PRICE-BASED PLANS
                                    SHARES, UNITS   PERIOD UNTIL   ----------------------------
                                      OR OTHER       MATURATION    THRESHOLD   TARGET   MAXIMUM
NAME                                RIGHTS (#)(1)    OR PAYOUT        (#)       (#)       (#)
----                                -------------   ------------   ---------   ------   -------
Wallace D. Malone, Jr.............     20,250        12/31/2003      9,000     20,250   60,750
Julian W. Banton..................     10,000        12/31/2003      4,445     10,000   30,000
Thomas H. Coley...................      4,200        12/31/2003      1,867      4,200   12,600
E. Frank Schmidt..................      4,200        12/31/2003      1,867      4,200   12,600
R. Glenn Eubanks..................      4,200        12/31/2003      1,867      4,200   12,600

---------------

(1) The grant of performance units/shares or other rights under the Long-Term Incentive Plan is conditioned on the satisfaction of certain performance criteria, as chosen by the Human Resources Committee from among the following measures: return on average stockholder's equity, return on average assets, net income, earnings per common share, total stockholder return, and such other criteria as may be established by the Human Resources Committee in writing.

EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     SouthTrust is a party to an employment agreement with Mr. Wallace D. Malone, Jr. providing for the employment of Mr. Malone in a capacity at least equal to the capacity in which the executive was serving as of October 1984 for an initial term commencing as of October 19, 1984 and ending on December 31, 1992, unless the executive (if eligible) elects early retirement, and subject to being automatically renewed for an additional period of one year, so that the term of employment under the employment agreement always will be at least five years. The employment agreement provides further that if the executive is terminated for any reason other than his death or disability or for cause, which is defined in the employment agreement as certain acts of dishonesty and certain acts competitive with SouthTrust, or if the executive elects to terminate the employment agreement for good reason, which is defined to include a change of duties or certain relocations, or if, during a limited period following a change of control of SouthTrust, the executive elects to terminate the employment agreement without any reason, the executive is entitled to receive annual compensation, based upon the executive's annual base salary as in effect immediately prior to such termination and the executive's highest annual bonus for a specified period prior to such termination, for a period of five years.

     SouthTrust or certain of its subsidiaries are parties to certain agreements with Messrs. Banton, Coley, Schmidt and Eubanks, as well as certain other executive officers of SouthTrust and its subsidiaries, that become effective only upon a change of control of SouthTrust, and that provide for employment of such executive for a period of three years and provide that, if the executive is terminated for any reason other than his death or disability or for cause, such executive is entitled to receive annual compensation, based upon the executive's annual base salary as in effect immediately prior to such termination and the executive's highest annual bonus for a specified period prior to such termination, for a period of three years.

     The employment agreement with Mr. Malone, as well as the change of control employment agreements with the other executives described above, provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Internal Revenue Code.

     SouthTrust maintains a Retirement Income Plan (the "Retirement Plan") which is a noncontributory, defined benefit plan and covers all employees who have been in the employ of SouthTrust or one of its subsidiaries for more than one year. The Retirement Plan provides generally for an annual benefit commencing at age 65 equal to 1.55% of the employee's average base compensation during the highest five consecutive years of the fifteen years preceding retirement, less 1.25% of primary Social Security benefits in effect at the time of retirement, for each year of credited service. SouthTrust also maintains an Additional Retirement Plan for certain executives that provides for benefits that mirror those of the Retirement Plan on compensation excluded by Internal Revenue Service regulations from inclusion in the Retirement Plan. In addition, for the period of time from 1987 until 1999, Mr. Malone was excluded from participation in the Retirement Plan and all of the pension benefits provided by SouthTrust with respect to Mr. Malone were made under the Additional Retirement Plan. During 1999, the Retirement Plan was amended to again include Mr. Malone. Because the Additional Retirement Plan is offset by benefits earned under the Retirement Plan, this change will have no effect on the total retirement benefits provided to Mr. Malone. SouthTrust also maintains a Performance Incentive Retirement Benefit Plan designed to provide retirement benefits on the short-term incentive compensation of certain executives selected for participation by the Human Resources Committee including Messrs. Malone, Banton, Coley, Schmidt and Eubanks. The plan formula mirrors the formula in the Retirement Plan and applies it to the short-term incentive compensation paid to included executives. In 2000, SouthTrust adopted an Enhanced Retirement Benefit Plan that is designed to provide retirement benefits for certain executives using a three year average compensation figure for both base salary and incentive income rather than the five year average used in both the Retirement Plan and the Performance Incentive Retirement Plan. Messrs. Malone, Banton, Coley, Schmidt and Eubanks are all covered under this plan. SouthTrust also adopted in 2000 a retirement plan specifically for Mr. Malone that provides a deferred compensation benefit the present value of which equals the present value of the effect of a 6% base salary increase for Mr. Malone over the next four years. This benefit was approved by the company in lieu of further salary increases for Mr. Malone over the next four years. SouthTrust also maintains certain deferred compensation and similar agreements which pay Mr. Malone and others certain amounts upon retirement.

     The following table shows the annual pension benefits under the Retirement Plan, the Additional Retirement Plan and the Performance Incentive Retirement Benefit Plan for retirement at age 65 based upon various compensation amounts and years of service. The effects of integration with Social Security benefits have been excluded from the table, because the amount of reduction in benefits due to integration varies depending on the employee's age at the time of retirement and changes in the Social Security laws.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                            ------------------------------------------------------------
FINAL AVERAGE COMPENSATION  15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS
--------------------------  --------   ----------   ----------   ----------   ----------
$  125,000.......           $ 29,063   $   38,750   $   48,438   $   58,125   $   67,813
   150,000.......             34,875       46,500       58,125       69,750       81,375
   175,000.......             40,688       54,250       68,813       81,375       94,938
   200,000.......             46,500       62,000       77,500       93,000      108,500
   225,000.......             52,313       69,750       87,188      104,625      122,063
   250,000.......             58,125       77,500       96,875      116,250      135,625*
   300,000.......             69,750       93,000      116,250      139,500*     162,750*
   400,000.......             93,000      124,000      155,000*     186,000*     217,000*
   500,000.......            116,250      155,000*     193,750*     232,500*     271,250*
   600,000.......            139,500*     186,000*     232,500*     279,000*     325,500*
   700,000.......            162,750*     217,000*     271,250*     325,500*     379,750*
   800,000.......            186,000*     248,000*     310,000*     372,000*     434,000*
   900,000.......            209,250*     279,000*     348,750*     418,500*     488,250*
 1,000,000.......            232,500*     217,000*     387,500*     465,000*     524,500*
 1,500,000.......            348,750*     465,000*     581,250*     697,500*     813,750*
 2,000,000.......            465,000*     620,000*     775,000*     930,000*   1,085,000*
 2,500,000.......            581,250*     775,000*     968,750*   1,162,500*   1,356,250*
 3,000,000.......            697,500*     930,000*   1,162,500*   1,395,000*   1,627,500*
 3,500,000.......            813,750*   1,085,000*   1,356,250*   1,627,500*   1,898,750*

---------------

* Under the Employee Retirement Income Security Act of 1974, the maximum pension benefit under the Retirement Plan is subject to certain limitations, which, while varying in some cases, generally is $135,000. As indicated above, SouthTrust maintains an Additional Retirement Plan, a Performance Incentive Retirement Benefit Plan, an Enhanced Retirement Benefit Plan and certain deferred compensation and similar agreements which supplement the benefits payable to certain executive officers.

     Base salary figures and short-term incentive payments to the Chief Executive Officer and the other executive officers of SouthTrust for the most recent fiscal year are set forth in the Summary Compensation Table. As of December 31, 2000, credited years of service for each such executive officer are as follows: Mr. Malone -- 43 years; Mr. Banton -- 17 years; Mr. Coley -- 14 years; Mr. Schmidt -- 38 years and Mr. Eubanks -- 17 years.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     SouthTrust's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to SouthTrust.

     Based solely on a review of copies of such reports furnished to SouthTrust through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, SouthTrust believes that during 2000 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner, except that Messrs. Malone, Banton, Bailey, Coley, James and Lysinger each filed a late Form 4.

                          TRANSACTIONS WITH MANAGEMENT

     Directors and executive officers of SouthTrust and their associates were customers of and/or had transactions with the subsidiary bank of SouthTrust in the ordinary course of business during the year ended December 31, 2000, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectability or present other features unfavorable to SouthTrust.

                                    AUDITORS

     Arthur Andersen LLP, independent accountants, have been engaged as SouthTrust's auditors since 1989 and will continue to serve as SouthTrust's auditors during 2001. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be available to respond to questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by SouthTrust no later than November 12, 2001, to be included in the 2002 proxy materials. A stockholder must notify SouthTrust before January 26, 2002 of a proposal for the 2002 Annual Meeting which the stockholder intends to present other than by inclusion in SouthTrust's proxy material. If SouthTrust does not receive such notice prior to January 26, 2002, proxies solicited by the management of SouthTrust will confer discretionary authority upon the management of SouthTrust to vote upon any such matter.

                              GENERAL INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                                          By Order of the Board of Directors
                                          SouthTrust Corporation

                                          /s/ Alton E. Yother
                                          ALTON E. YOTHER
                                          Secretary

Birmingham, Alabama
March 12, 2001

                                                                      APPENDIX A

                             SOUTHTRUST CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of a minimum of three (3) outside directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The audit committee members will also be independent as defined by the applicable exchange with which the corporation's stock is listed. SouthTrust Corporation will be in full compliance with NASD requirements prior to June 14, 2001.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review financial policy statements to determine their adherence to the SouthTrust Corporation code of conduct.

     - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosures in and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Submit the minutes of all meetings of the audit committee to, or discuss substantive matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                         (SOUTHTRUST CORPORATION LOGO)

                                 P.O. BOX 2554
                           BIRMINGHAM, ALABAMA 35290

                             (RECYCLED PAPER LOGO)

                               Voting Alternatives

                  1. Vote via the Internet at www.proxyvote.com
                           - using control number below.

                  2.  Vote via the Telephone at 1-800-690-6903
                           - using control number below.

                  3.  Vote via the U.S. Postal System
                           - by returning the attached card below.

                THIS PROXY CARD VALID ONLY WHEN SIGNED AND DATED.

SOUTHTRUST CORPORATION

Vote on Directors                                                   For        Withhold     For All
                                                                    All           All       Except
1.       Election of Directors.
         The nominees for Directors are:
         1) Carl F. Bailey          3) William C. Hulsey
         2) John M. Bradford        4) Wallace D. Malone, Jr.
                                                                   -----         -----       -----

         To withhold authority to vote for an individual nominee, mark "For All Except" and write the nominee's number on the line below.


         --------------------------------------------------------

2. Other Matters: In their discretion upon such other matters as may properly come before the Annual Meeting of Stockholders


-------------------------------              -----------------------------------
Signature                 Date               Signature (Joint Owners)     Date

                             SOUTHTRUST CORPORATION
                               BIRMINGHAM, ALABAMA

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 2001

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

         The undersigned hereby appoints J. Reese Murray and William O. Vann, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of SouthTrust Corporation (the "Company") which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on April 18, 2001, at 9:00 A.M., Central Time, or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS.